Exhibit 10.12

ONVIA 2015 MANAGEMENT INCENTIVE PLAN

Objectives

1.  Align executive compensation with shareholder interests
2.  Reward management for building shareholder value

Participants

Cameron Way
Naveen Rajkumar
Senior Vice President of Product

Structure of Plan

1.  Two metrics for plan: Bookings and EBITDA
2.  Floor Bookings and Floor EBITDA must both be achieved in order to activate the plan
3.  There are two levels of achievement (Between the Floor and the Target and above the Target)
4.  The two metrics are weighted as follows: Bookings (67%) and EBITDA (33%)

Plan Specifics

1.  If either Bookings or EBITDA falls below floor, no bonus is paid.
2.  If both Bookings and EBITDA floors are met, 25% of the Target Bonus is earned.
3.  If performance of each metric falls between the Floor and the Target, the Bonus is prorated between 25 and 100% based upon the weighting for each metric.
4.  The Over Target Bonus is indicated below.

Over Target Bonus

1.  Both Target Bookings and Target EBITDA must be achieved.
2.  For every EBITDA dollar achieved over target, 10% will be placed in an over target bonus pool.
3.  CEO will recommend to the Compensation Committee the allocation of the over target bonus pool to plan participants.